UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

(d)	Election of New Director

On February 12, 2008, the Board of Directors of Cummins Inc. (the "Company") elected Robert K. Herdman as director of the Company to serve until the Company's next annual meeting of shareholders.

The Company's press release is attached as Exhibit 99 and incorporated herein by reference.

     Item 5.03.  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

In order to permit its current Director J. Lawrence Wilson to be nominated for election at its 2008 annual meeting of shareholders and serve the Company for one year beyond age-72, on February 12, 2008 the Board of Directors of the Company amended Section 2.1 of Article II of the Company's By-Laws to read in its entirety as follows:

Section 2.1.  Number, Qualification and Terms.  The business and affairs of the Corporation shall be managed under the direction of a Board of Directors.  The number of Directors shall be fixed by resolution of the Board of Directors from time to time.  It shall be the policy of the Corporation that no person seventy-two years of age or more shall be elected to the Board of Directors. Any Director who attains the age of seventy-two years during the Director's term of office shall be eligible to remain a Director for the duration of the term for which the Director was elected but shall not be eligible for re-election.  In recognition of his leadership, stewardship and the contributions he has made and is continuing to make to the success of the Corporation, this age limitation shall be seventy-three years of age as applied to Director J. Lawrence Wilson.

            Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following the Director's election, except that each Director elected pursuant to Section 2.2 of this Article II shall hold office until the next annual meeting of shareholders.  Despite the expiration of a Director's term, the Director shall continue to serve until the Director's successor is elected and qualified, or until the earlier of the Director's death, resignation, disqualification or removal, or until there is a decrease in the number of Directors.

            The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 9 - Financial Statement and Exhibits

     Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated February 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2008

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

February 12, 2008

Robert Herdman elected to Cummins Board of Directors

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) announced today that Robert K. Herdman, Managing Director of Kalorama Partners LLC, a Washington D.C.-based consulting firm, has been elected to the Company's Board of Directors.

Herdman brings extensive accounting and financial regulatory experience to the Cummins Board. Prior to joining Kalorama Partners, he served as Chief Accountant to the U.S. Securities and Exchange Commission (SEC) from October 2001 to November 2002, where he was the principal advisor to the SEC on accounting and auditing issues.

Before moving to the SEC, Herdman was Vice Chairman of Professional Practices for Ernst and Young's Assurance and Advisory Business Services practice. He also has held a number of other leadership roles at Ernst and Young during his career.

"Bob's wealth of business and accounting knowledge and his experience working with financial regulators make him a valuable addition to our Board," said Cummins Chairman and CEO Tim Solso. "Cummins is committed to complete transparency in its financial reporting, and we are counting on Bob to provide valuable counsel in this and other important areas."

Herdman becomes the 10th member of the Cummins Board and he will serve on the Audit, Finance and Technology and Environment committees. His term begins immediately and he will stand for re-election at the Company's annual meeting in May. All Cummins directors are elected annually.

Herdman also is a member of the Board of HBSC Finance Corp. and HBSC North American Holdings, where he chairs the Audit committee. He earned his bachelor's degree from DePaul University in Chicago in 1969. He and his wife, Marikay, live in Darien, Conn. They have two adult children.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.